UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 22, 2011 (December 21, 2011)

Republic Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14267	65-0716904
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18500 North Allied Way
Phoenix, Arizona	85054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 627-2700

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EX-10.1

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 21, 2011, Republic Services, Inc. (the “Company”) entered into an agreement with Kevin C. Walbridge, Executive Vice President – Operations, relating to Mr. Walbridge’s departure from the Company effective November 28, 2011 (“Separation Agreement”). Mr. Walbridge has agreed to serve as a consultant to the Company through November 2013.

The Separation Agreement sets forth the terms of Mr. Walbridge’s separation from the Company. Under the Separation Agreement, which supersedes his Employment Agreement dated December 5, 2008 as amended on June 14, 2010 and further amended on December 29, 2010, his departure will be treated as a “Termination Without Cause” and he will be entitled to receive the following: (i) continued payment of his current salary in equal bi-weekly installments over a thirteen-month period; (ii) payment of an amount equal to his prorated 2011 annual bonus under the Executive Incentive Plan, based on the portion of 2011 that he was employed, to be paid at the same time as bonuses are paid in the ordinary course under that plan; (iii) payment of his synergy bonus under the Executive Incentive Plan, to be paid at the same time as bonuses are paid in the ordinary course under that plan; (iv) the opportunity to continue enrollment for one year in the Company’s medical, dental, and vision plans at the same premium cost applicable to active employees; (v) continued vesting of outstanding stock options or other equity awards for one year; (vi) outplacement services for one year; and (vii) a payment of $695,000, to be made within 30 days of the two-year anniversary of his separation date, provided that he has provided consulting services as requested by the Company and has complied with all terms of his October 1, 2010 Non-Competition, Non-Solicitation and Confidentiality Agreement. In addition, the Separation Agreement provides that Mr. Walbridge will (a) provide consulting services to the Company for two years following his separation date; (b) meet specified confidentiality, nondisclosure, non-disparagement, and cooperation/assistance obligations to the Company; (c) honor his non-competition and confidentiality agreements with the Company for two years and honor his non-solicitation obligations for three years; and (d) release claims against the Company.

The Separation Agreement is being filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference in its entirety.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Separation Agreement, entered into December 21, 2011, between Kevin Walbridge and Republic Services, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Republic Services, Inc.

Date: December 22, 2011	By:	/s/ Tod C. Holmes
Tod C. Holmes
Executive Vice President and Chief Financial Officer (Principal Financial Officer)

	By:	/s/ Charles F. Serianni
Charles F. Serianni
Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)